Exhibit 99.2

BRIAPRO THERAPEUTICS CORP.

MANAGEMENT’S DISCUSSION AND ANALYSIS

For the three and nine months ended April 30, 2026

(Expressed in U.S. Dollars)

The following Management’s Discussion and Analysis (“MD&A”) for BRIAPRO THERAPEUTICS CORP. (“BriaPro” or the “Company”) is prepared as of June 26, 2026 and relates to the unaudited condensed interim financial condition and results of operations of the Company for the three and nine month period ended April 30, 2026. Past performance may not be indicative of future performance. This MD&A should be read in conjunction with the Company’s audited annual condensed interim consolidated financial statements for the year ended July 31, 2025, which have been prepared using accounting policies consistent with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”).

All amounts are presented in United States dollars (“USD” or “$”), the Company’s presentation currency, unless otherwise stated.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain of the statements made and information contained herein is “forward-looking information” within the meaning of the Ontario Securities Act. These statements relate to future events or the Company’s future performance. All statements, other than statements of historical fact, may be forward-looking statements. Generally, these forward-looking statements can be identified by the use of forward looking terminology such as “anticipates”, “plans”, “budget”, “scheduled”, “continue”, “estimates”, “forecasts”, “expect”, “is expected”, “project”, “propose”, “potential”, “targeting”, “intends”, “believes” or variations of such words and phrases or statements that certain actions, events or results “may”, “could”, “would”, “might”, or “will be taken”, “occur” or “be achieved” or the negative connotation thereof. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results or events to differ materially from those anticipated in such forward-looking statements. The Company believes that the expectations reflected in those forward-looking statements are reasonable, but no assurance can be given that these expectations will prove to be correct and such forward-looking statements included in this MD&A should not be unduly relied upon by readers, as actual results may vary. These statements speak only as of the date of this MD&A and are expressly qualified, in their entirety, by this cautionary statement.

The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of the risk factors set forth above. Although the Company has attempted to identify important factors that could cause results to differ materially from those contained in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. Readers are cautioned that the foregoing lists of factors are not exhaustive. Forward looking statements are made as of the date hereof and accordingly are subject to change after such date. The forward-looking statements contained in this MD&A are expressly qualified by this cautionary statement. The Company does not undertake to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except in accordance with applicable securities laws.

Name, Address and Incorporation

BriaPro was incorporated under the laws of Business Corporations Act (British Columbia) on May 15, 2023. BriaPro has not conducted any business to date and is currently a private company and is a subsidiary of BriaCell Therapeutics Corp (“BriaCell”). No material amendments have been made to BriaPro’s articles or other constating documents since its incorporation. The Company is an unlisted reporting issuer in Canada.

BriaPro’s head and principal business address are all located at 235 15th Street, Suite 300, West Vancouver B.C., V7T 2X1. BriaPro’s registered office address is located at Suite 2500 Park Place, 666 Burrard Street, Vancouver B.C., V6C 2X8.

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About the Company

BriaPro is a wholly owned subsidiary of BriaCell Therapeutics Corp. BriaPro is a biotechnology company focused on the development of Bria-TILsRx™, and PKCδ inhibitors for multiple indications including cancer, and soluble CD80 (“sCD80”) and anti-B7-H3 antibodies for cancer.

BriaPro’s novel Bria-TILsRx™ (“TILsRx”) multi-specific (multivalent) binding reagents are designed to act as potent immune cell activators and/or immune checkpoint inhibitors. They are expected to selectively target and destroy cancer cells with minimal effect on normal (non-cancerous) cells. This may mean less severe side effects for the treated cancer patients compared with those of alternative therapies. BriaPro’s sCD80 is being developed as a therapeutic thought to augment anti-cancer immunity. BriaPro’s novel and highly selective PKCδ inhibitors may be developed as candidates for multiple disease indications including several cancer types. BriaPro’s novel anti-B7-H3 antibodies are expected to destroy cancer cells on two levels – by delivering a toxic payload to cancer cells by directly binding to B7-H3 on the cancer cell surface and by reducing the immune suppression commonly present in patients’ tumors by blocking the checkpoint activity of B7-H3 on immune cells.

BriaPro’s operations are conducted in compliance with local laws where such activities are permissible and either (a) do not require any specific legal or regulatory approvals, or (b) BriaPro has all necessary legal and/or regulatory approvals. See “Risk Factors.”

Significant developments during the period

BriaPro has also continued its work on protein kinase C delta (PKC-delta) inhibitors previously carried out by BriaCell. Recent work was dedicated to the development of a new platform and in silico approaches to model potential drug-target interactions. Initial assays have shown positive results for inhibition. BriaPro intends to continue to improve the design of these inhibitors. Over the last few months, BriaPro and Receptor.AI, have jointly pursued a new strategy to accelerate the discovery and development of potent PKC-delta inhibitors. This fee-for-service partnership was recently supplemented with contract work by another third party and is focused on the synthesis of PKC-delta inhibitors or their precursor molecules. This additional avenue is expected to further accelerate discovery and development aspects of the program.

On February 18, 2026, the Company entered into a definitive purchase agreement (the “Purchase Agreement”) with BriaCell to acquire BriaCell’s exclusive license to develop and commercialize sCD80 as a biologic agent for the treatment of cancer and certain related assets (the “Transaction”). The Transaction was approved by the disinterested shareholders of the Company on March 5, 2026 and closed on March 31, 2026.

Under the terms of the Purchase Agreement, the Company obtained worldwide rights to develop and commercialize sCD80 as a therapeutic agent for the treatment of cancer. The underlying intellectual property is owned by the University of Maryland, Baltimore County (“UMBC”), which retains all rights, title, and interest in the inventions and patents, subject to certain rights retained by the United States Government. Upon commercialization of the product, the Company will be required to pay royalties of 2% to UMBC, together with certain additional development-related payments.

In connection with the Transaction, BriaCell agreed to make available to the Company a credit facility of up to $3,000,000 to fund research and development activities related to sCD80. Each drawdown under the credit facility will be subject to BriaCell’s approval regarding the use of funds. The drawn down Credit Facility bears interest at 5% per annum and is payable on demand. To date, Briacell has transferred $300,000 of this facility to the Company.

As consideration for the transfer of the exclusive license, the Company issued 23,972,589 common shares to BriaCell, which were recorded at an aggregate value of $846,532, increasing BriaCell’s ownership interest in the Company to approximately 78% following completion of the Transaction.

Upon closing of the Transaction, Mr. Jamieson Bondarenko was appointed to the BriaPro board as Chairman. Mr. Bondarenko has served as Chairman of BriaCell since 2019. He provides strategic capital markets and corporate development advice to early-stage life sciences companies through his merchant capital company, JGRNT Capital Corp. Previously, he held a number of senior investment banking roles, including as Managing Director at Eight Capital and at Dundee Securities. Mr. Bondarenko is expected to play a significant role in BriaPro’s pursuit of capital markets and other strategic opportunities as the Company advances its expanding IP portfolio.

Recently, BriaPro has completed the GMP manufacturing of sCD80 pending a few minor aspects. Sufficient doses were produced to initiate a Phase I study in cancer.

Overview of BriaPro’s business

BriaPro is a pre-clinical stage immunotherapy company developing proteins and binding agents with the intention to boost the ability of the body’s own cancer-fighting cells to destroy cancerous tumors. Additionally, using artificial intelligence (“AI”) [with Receptor.AI], BriaPro will identify small-molecule drug candidates.

The power of AI in drug candidate selection has been hailed by experts and investments in AI-driven drug discovery companies have tripled over the past four years, reaching $24.6 billion in 2022.2 Using AI technology to identify the next blockbuster therapies can help eliminate some of the guesswork that typically requires hundreds of lab experiments—often spread over many years—to identify promising molecules.

Instead of coming up with tens of thousands of compounds to figure out, computers suggest testing ten compounds in a lab, then getting feedback from the lab results. The machines learn from those results to make a better prediction to provide the next hundred candidates for testing and ultimately filter to one molecule.

2 “AI Drug Discovery Is a $50 Billion Opportunity for Big Pharma,” (https://www.bloomberg.com/news/articles/2023-05-09/pharmaceutical-companies-embrace-ai-to-develop-new-drugs).

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The lead drug discovery candidates for BriaPro include (“BriaPro Assets”):

●	Bria-TILsRx™: Multi-Specific Binding Reagents - Immunotherapy for Cancer: being developed in house (with a contract research organization). As outlined in a press release dated July 29, 2025, BriaPro filed a provisional patent application for its TILsRx platform. Compared to its original design, the platform now includes a more detailed design supported by additional in vitro experiments.

●	Small Molecule Program: Protein Kinase C delta (PKCδ) Inhibitors being developed in a research collaboration with Receptor.AI (outlined in a press release dated November 20, 2025).

●	B7-H3: Antibodies to B7-H3 for cancer: Using an in silico modeling approach, BriaPro designed a battery of antibodies (antibody fragments) to B7-H3, an important molecular target in the oncology space. This target is both an immune checkpoint and a tumor-associated antigen. A subset of the antibodies were designed as humanized constructs to shorten the development timeline. The anti-B7-H3 antibodies are being developed in house (with a contract research organization). As announced in a press release dated April 10, 2025, BriaPro filed provisional patent applications for novel antibodies to B7-H3. In May 2025, a corresponding PCT international patent was filed. Antibodies described may also be used as domains in TILsRx multi-specific binding reagents.

●	Soluble CD80 (sCD80) Program: BriaPro has acquired BriaCell’s sCD80 Program. Following the completion of the Transaction, BriaPro has an exclusive license to develop and commercialize sCD80 as a biologic agent for the treatment of cancer.

Outlook

Over the course of the next year, BriaPro expects to screen several different TILsRx multi-specific binding reagents for activity in vitro as well as in mouse models of cancer, including TILsRx reagents carrying anti-B7-H3 antibody domains. BriaPro also expects to select at least one TILsRx candidate to advance into IND enabling studies. Human clinical studies are expected to be initiated in 2028, pending funding. In parallel, BriaPro will select novel protein kinase C delta inhibitors, optimize structure(s), and advance to the lead optimization and candidate selection stages. Human clinical studies are expected to be initiated in 2028 or 2029. In addition to their use in the TILsRx program, anti-B7-H3 antibodies are planned to be developed as antibody drug conjugates (ADC), with IND enabling studies expected to begin when funding is available.

BriaPro’s Business Strategy

BriaPro’s business strategy incorporates using AI (as well as alternative computational methods such as molecular modeling) to guide the design of novel multi-specific binding reagents known as Bria-TILsRx™. BriaPro will use AI to further enhance the selectivity and potency of novel protein kinase C delta inhibitors. These agents will be tested in vitro and in animal models to optimize their characteristics. They will then enter preclinical IND enabling studies which are expected to take up to one year in duration. They will then be introduced into the clinic in phase 1 clinical studies in patients with cancer. When the activity and safety of these assets is confirmed, BriaPro will advance their clinical programs, culminating in applying for biologics license applications (BLAs) or new drug applications (NDAs) to the US FDA and other regulatory authorities around the world. BP-80, Bria-TILsRx™, protein kinase C delta inhibitors, and B7-H3 antibodies will then be marketed for the treatment of patients with cancer.

BriaPro’s Research and Development Programs

Bria-TILsRx™: BriaPro Lead Assets

T cells typically recognize and attack cancer cells. But cancer can suppress the immune response. Bria-TILsRx™ work in one of two ways:

●	Directly linking killer T cells to cancer cells and activating them to kill the cancer cells; or

●	Blocking the molecules on the cancer cells that suppress the immune response.

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Bria-TILsRx™ Rationale:

The global cancer immunotherapy market was estimated at $115 billion in 2022. Current immunotherapies only work in some cancers, and then not in all patients. Recent entrees into the cancer immunotherapy field are bi-specific T cell engagers (BiTEs). These work by linking killer T cells to cancer cells and activating the killer T cells to kill the cancer cells. Hailed as a potentially major advance in cancer therapy, they still suffer from side effects and don’t work in all patients. BriaPro’s Bria-TILsRx™ platform is quadrivalent, enhancing the ability to specifically target tumor cells and potently activate T cells, and to block the ability of the cancer cells to shut down the immune system. Bria-TILsRx™: Multivalent Binding Reagents are designed to activate the immune system against cancer more specifically and more potently than current approaches.

Bria-TILsRx™ Advantages:

Multi-specific Binding Reagents have the potential to (i) bind more selectively to cancer cells and link them with T cells to kill the cancer cells; and (ii) block the ability of cancer cells to shut down the T cells more potently that current agents.

There are two approved BiTEs to date, with many others in development: BLINCYTO® for leukemia and IMDELLTRA™ for lung cancer. These are limited by the cancer cell targets available. The BriaPro’s TILsRx proteins may also engage more than one target, as shown below.

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Current immunotherapies (Keytruda®, Opdivo®, Tecentriq®, etc) block the ability of selected molecules on cancer cells to shut down the immune response (so-called immune checkpoints). Their mechanism of action is shown here.

However, cancer cells express multiple different immune checkpoints. Bria-TILsRx™ can block multiple immune checkpoints with a single Bria-TILsRx™ protein, making them potentially more effective, as shown below.

Protein Kinase C delta (PKCδ) Inhibitors: BriaPro Small Molecule Program

Rationale:

30% of all human malignancies display activating RAS mutations. As well, another 60% show over-activity of Ras-signaling pathways. BriaPro’s novel, proprietary PKCδ inhibitors have shown activity against multiple RAS transformed tumors. Lung cancer, Melanoma, Breast cancer, Neuroendocrine cancer, Pancreatic cancer, Colorectal cancer. This target has an attractive safety profile based on in vivo studies and knock out mouse studies. PKCδ inhibitors should qualify for an accelerated clinical development plan and regulatory pathway. PKCδ inhibitors potentially offer a safe treatment for up to 90% of all human cancers.

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Protein Kinase C delta (PKCδ) Inhibitors: Advantages:

BriaPro will have access to novel structures with extended patent life and large number of chemical moieties covered. Fourth generation inhibitors are under development using AI in collaboration with Receptor. AI to optimize drug-like characteristics.

Studies have also shown that PKCδ inhibitors lack endothelial cell cytotoxicity & PKCδ deficient mice develop normally and are fertile. This portends an excellent safety profile.

The below graphic shows three generations of PKCδ inhibitors. The first generation is the natural compound rottlerin, which corresponds to Generation 1 in the table below. The low potency and selectivity of rottlerin for PKCδ was enhanced by making a hybrid structure, combining part of the staurosporine molecular structure (shown in red) with part of the rottlerin structure (shown in blue) to produce KAM1. Note that staurosporine is a highly potent but non-selective PKC inhibitor. The improvement in selectivity of KAM1 over rottlerin is shown in the table (Generation 2). KAM1 was further modified for produce BP-106 with enhances potency and selectivity (Generation 3).

Generation	PKC-δ IC50	PKC-α IC50	PKC-δ/ PKC-α Selectivity Ratio
1	3 μM	75 μM	28-fold
2	2 μM	157 μM	56-fold
3	0.05 μM	50 μM	1000-fold

High selectivity of the currently available inhibitors suggests an excellent safety profile with potent anti-cancer activity. Novel PKCδ inhibitors with excellent safety in vitro and in animal models have been developed and are being optimized. New generation molecules taking advantage of additional scaffolds based on known PKCδ inhibitors are being designed using AI.

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Several in vitro and animal model studies have shown efficacy against various human cancers as depicted by the charts below.

PKCδ inhibitor reduces tumor burden in a human lung cancer model (left; the red line shows increasing tumor size in the control animals while the blue line shows the tumor size shrinking in the animals treated with a PKCδ inhibitor) and a human pancreatic cancer model (right) with decreases in tumor amounts (right top; the blue line shows increasing tumor size in the control animals while the purple line shows the tumor size shrinking in the animals treated with a PKCδ inhibitor) and increased survival (right bottom; survival is shown, which quickly goes to 0 in the control animals (purple line), but survival of the treated animals (green line) stabilizes at 50% and is maintained for up to 300 days).

Soluble CD80 (sCD80)

sCD80 has several mechanisms whereby it can augment anti-tumor immunity. In the absence of sCD80, tumor cell or antigen-presenting cell expression of PD-L1 and CD80 sends inhibitory signals to T cells via PD-1 and CTLA4 reducing T cell activation, as shown here:

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In the presence of sCD80-Fc, sCD80 binds to Fc receptors on the tumor cell or antigen-presenting cell blocking CTLA4 and PD-1 inhibitory activity permitting T cell activation via the T cell receptor and CD28 and enhancing CD28-mediated T cell activation as shown here:

To evaluate the activity of sCD80 in a mouse model of cancer, mice were injected with colon cancer (CT26) or melanoma (B16F10) tumor cells and the tumors allowed to grow. When tumors were 4.5mm in diameter mice were treated intratumorally (IT) 2x weekly with sCD80 or control IgG. sCD80 slowed tumor growth in both models as shown in these graphs below.

Other forms of sCD80 have previously been introduced into the clinic (Davoceticept (ALPN-202) from Alpine therapeutics, and FPT155 from Five Prime Therapeutics. Both of these showed some evidence of early efficacy in patients with cancer. While these molecules are no longer in development, BP-80 has been engineered to avoid the pitfalls encountered by these molecules.

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BriaCell originally secured the exclusive license from the University of Maryland, Baltimore County (“UMBC”) on August 2, 2022. The novel technology, originally developed by Suzanne Ostrand-Rosenberg, Ph.D., Emeritus Faculty at UMBC, and member of BriaCell’s scientific advisory board, is titled “Soluble CD80 as a Therapeutic to Reverse Immune Suppression in Cancer Patients” and is covered under USPN 8,956,619 B2, USPN 9,650,429 B2, and USPN 10,377,810 B2. In animal models, sCD80 was well-tolerated and stopped tumor growth by potentially restoring natural anti-tumor immunity. Additionally, strong anti-tumor activity of sCD80 has been reported in multiple tumor types. Importantly, as demonstrated in the same studies, sCD80’s unique actions may involve both awakening and boosting the immune system to recognize and destroy tumor cells

Following the completion of the Transaction, the Company as an exclusive license from University of UMBC to develop and commercialize sCD80 as a biologic agent for the treatment of cancer. Under the terms of the agreement, the Company has the worldwide rights to develop and commercialize sCD80, while UMBC maintains ownership of the patents (the “UMBC Licensing Agreement”). the Company will pay royalties to UMBC upon the commercialization of the product plus patent management costs. The licensing agreement was coordinated by UMBC’s Office of Technology Development.

The patents held under UMBC Licensing Agreement are as follows:

USPN 8,956,619 B2

USPN 9,650,429 B2

USPN 10,377,810 B2

BriaCell had previously performed pre-clinical toxicology evaluation of sCD80, hereinafter referred to as BP-80. The key IND enabling study was a 1 month study in cynomolgus macaques. Intravenous doses of 0.5, 5 and 50 mg/kg were evaluated and there were only minimal findings, establishing 50 mg/kg, the highest dose evaluated, was established as a safe dose. This equates to a human dose of over 650 mg, while the mouse cancer studies indicated an effective dose in humans would be just over 50 mg. So there is a wide potential safety margin for BP-80.

BriaCell also had previously worked with a contract manufacturer to develop BP-80 drug substance and this is available to complete manufacturing into drug product. It is anticipated that this can be completed within a few months and the information will then be available to open the Investigational New Drug Application (INDA) following which clinical studies with BP-80 can commence.

Production and Services

BriaPro contains the expertise to both discover and develop novel drug candidates, take them through clinical testing and have them approved for use and marketing in humans. BriaPro will predominantly operate as a virtual company using contract research organizations for the bulk of the research that will be performed. This includes the molecular biology aspect of developing novel protein therapeutics, having them tested in vitro and tested in animal models, and performing IND enabling toxicology pharmacology and pharmacokinetics studies. BriaPro may develop a small laboratory presence to perform some of these activities in house.

Specialized Skill and Knowledge

BriaPro possesses individuals with expertise in multiple scientific areas relevant to drug discovery and development. This includes molecular biology, immunology, immune-oncology, clinical pharmacology, preclinical evaluation, basic pharmacology, interpretation of toxicological studies, regulatory interactions, design and implementation of phase one, phase two, and phase three clinical studies. In addition, BriaPro works with consultants who are experts in medicinal chemistry, artificial intelligence, structural biology, and other relevant disciplines.

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Competitive Conditions

The market for cancer therapeutics is highly competitive. BriaPro will compete with other research teams who are also examining potential therapeutics with regards to cancer, both immunotherapies and targeted approaches. Many of its competitors have greater financial and operational resources and more experience in research and development than BriaPro. Other companies may have developed, or could in the future develop, new technologies that compete with BriaPro’s technologies or render its technologies obsolete. Competition in cancer therapeutics markets is primarily driven by (i) timing of technological introductions; (ii) the ability to develop, maintain and protect proprietary products and technologies; and (iii) expertise of research and development team. BriaPro possesses particular unique expertise and approaches that differentiate BriaPro from its competition. Very few competitors are using a quadrivalent platform (TILsRx) to develop immunotherapies, and even fewer are targeting the specific receptors that BriaPro is targeting. As well, small molecules that combat RAS transformed tumors are not common and even less so protein kinase C delta inhibitors.

Management’s Expectations

Multiple independent programs at various developmental stages leverage risk. An anti-B7-H3 antibody was designed at BriaPro and shown to have a superior target-binding potential compared to an anti-B7-H3 antibody developed and tested in the clinic by others. The PKCδ inhibitor field appears stalled as isoform-selectivity is challenging to obtain. BriaPro believes that by partnering with experts in the field it has a competitive advantage to develop selective and potent PKCδ inhibitors. The TILsRx program embodies a new concept to selectively target cancer cells. It bears risks such as that true cancer-selectivity may not be achievable, but has high potential as a new, potentially first-in-class drug platform.

BriaPro has expanded its technology with budgetary constraints in mind, limiting activity predominantly to computational methods and in vitro experiments. To further develop these assets, BriaPro anticipates raising additional funds for animal studies including efficacy experiments in mice and toxicology/pharmacokinetics studies needed for Investigational New Drug applications.

New Products

Bria-TILsRx™: Multi-Specific Binding Reagents - Immunotherapies for Cancer

Developed as potential immunotherapies for cancer, BriaPro’s novel Bria-TILsRx™ multi-specific binding reagents are designed to act as potent immune cell activators and/or immune checkpoint inhibitors. They are expected to selectively target and destroy cancer cells with minimal effect on normal (non-cancerous) cells. This may mean less severe side effects for the treated cancer patients compared with those of alternative therapies.

PKCδ Inhibitors: Therapeutics for multiple disease indications including cancer

PKCδ, also called novel PKC, has been associated with a number of diseases including cancer. Selective inhibitors of PKCδ, have been shown to be effective treatments for several animal models of cancer and other diseases. BriaPro’s novel and highly selective PKCδ inhibitors may be developed as candidates for multiple disease indications, including several tumor types.

B7-H3: Antibodies to B7-H3 for Cancer:

As both an immune checkpoint molecule that regulates T cell activity and a molecule expressed on the cell surface of many types of cancer cells, B7-H3 is a promising drug target. BriaPro plans on developing anti-B7-H3 antibodies for multiple cancer indications and on including them in its Bria-TILsRx™ platform.

sCD80: Soluble CD80 (sCD80) for Cancer:

BriaPro has acquired BriaCell’s sCD80 Program. Following the completion of the Transaction, BriaPro has an exclusive license to develop and commercialize sCD80 as a biologic agent for the treatment of cancer.

Components

BriaPro depends on third party suppliers to obtain BriaPro’s raw ingredients, intermediate drug substances and specialized equipment, which are necessary for the production of BriaPro’s products.

BriaPro currently obtains ingredients and API for the manufacturing of BriaPro’s pipeline products from specialized suppliers. For some components, including raw ingredients, BriaPro has so far identified only one supplier which is qualified for outsourcing and/or current good manufacturing practice (“cGMP”) process. If that supplier were to stop supplying the required ingredient(s), BriaPro would need to identify an alternative source of such components, if possible, and may need to wait until it is qualified for BriaPro’s outsourcing and/or cGMP process before procuring the components. This could cause substantial delays and a significant increase in costs to one or all of BriaPro’s development programs. If no alternate suppliers were identified, such supply issues could terminate the program.

Intellectual Property Rights

Protection of intellectual property is integral to BriaPro’s success. As such, BriaPro has and will continue to pursue patent protection, register trademarks, and protect other intellectual property through trade secrets, copyright, confidential disclosure agreements, and other mechanisms as appropriate. This includes the use of confidential disclosure agreements with all prospective vendors and partners, reviewed by legal counsel under the direction of BriaPro.

In order to maximize the duration of patent protection during the commercial life of a potential product and/or allow the generation of data to strengthen a potential patent, BriaPro may on occasion delay patent filing. However, BriaPro will ensure it does not risk the product protection during such delay.

To ensure protection of all trade secrets, BriaPro will put in place strict confidentiality agreements with its directors, executive officers and staff and stores research and development materials and data in secure facilities.

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Patents and Proprietary Information

Licensing Agreement between Faller & Williams Technology LLC (“FWT”) and Sapientia Pharmaceuticals, Inc. (“Sapientia”)

This Licensing Agreement (the “Agreement”) was entered into on March 16, 2017 between FWT and Sapientia, a subsidiary of BriaCell (The assets that were transferred to BriaPro as part of the Arrangement were owned by Sapientia.) FWT is the owner of certain patents set forth in Exhibit A, which were assigned to them from the inventors recorded at Reel/Frame 041014/0095 on January 19, 2017, and FWT, pursuant to this Agreement, licensed the patents to Sapientia. Within 30 days of the date of this Agreement, Sapientia must pay to FWT $75,000 to be paid half in cash ($37,500) and the other half in Sapientia common shares, fully vested, valued at $37,500, representing Sapientia’s reimbursement of FWT’s prior expenses associated with the Patents and execution of the Agreement, in addition to certain milestone payments.

Royalties are also payable pursuant to this Agreement. Following the first Commercial Sale of a first Product in the United States, Sapientia shall pay to FWT 5% of Net Sales of Products encompassed by one or more valid claims of the Patents and/or the Improvement within the Territory, and 2.5% of Net Sales of Products not encompassed within one or more valid claims of the Patents within the Territory. Payment must be made on or before January 1st and on or before July 1st of every year. If sales of Product require the payment of a royalty to a Third Party for a prior art patent, Royalties payable to FWT shall be reduced by the amount of the Third Party royalty actually paid, but in no event shall the Royalty payments payable to FWT be reduced by more than one half of the amounts set forth in this Section. Three years after receiving marketing approval from the regulatory bodies listed in Section 3.5, Sapientia must make minimum royalty payments to FWT of US$250,000 per year. Within 30 days of sublicensing to a Third Party, Sapientia must pay to FWT 25% of all consideration received by Sapientia for the sublicense.

FWT retains all rights to use and practice the Patents and any Improvement for research, education, and other non-commercial purposes, and may exercise those rights with or without Notice or compensation to Sapientia.

Patents licensed to Sapientia pursuant to this Agreement include:

●	U.S. Provisional Application No. 61/703,081 entitle “PKC Delta Inhibitors for use as Therapeutics” filed 19 September 2012.

●	International Application No. PCT/US2013/60638 entitled “PKC Delta Inhibitors for use as Therapeutics” filed 19 September 2013.

●	U.S. Patent No. 9,364,460 entitled “PKC Delta Inhibitors for use as Therapeutics” issued 14 June 2016.

●	U.S. Patent Application No. 15/148,420 entitled “PKC Delta Inhibitors for use as Therapeutics” filed 06 May 2016.

●	U.S. Patent Application No. 15/425,381 entitled “PKC Delta Inhibitors for use as Therapeutics” filed 06 February 2017.

●	EP Patent Application No. 13839158.6 “PKC Delta Inhibitors for use as Therapeutics” filed 25 March 2015.

Pursuant to the Agreement, Sapientia agrees that the Patents are the property of FWT and agrees to not challenge their validity or ownership. Sapientia has no rights to the Patents except as expressly contained in the Agreement. Improvements made by Sapientia during the term of this Agreement shall be assigned to FWT and included as a part of the Agreement. The license granted to Sapientia from FWT is exclusive, and Sapientia has an exclusive license to make, use, sell, offer to sell, import, and export the rights afforded under the Patents in the Field and in the Territory, subject to rights reserved by FWT pursuant to the Agreement.

Patent applications to protect the TILsRx platform and anti-B7-H3 antibodies

TILsRx

As outlined in a press release dated July 29, 2025, BriaPro filed a provisional patent application for its TILsRx platform. Compared to its original design, the platform now includes a more detailed design supported by additional in vitro experiments.

B7-H3

As announced in a press release dated April 10, 2025, BriaPro filed provisional patent applications for novel antibodies to B7-H3. In May 2025, a corresponding PCT international patent was filed. Antibodies described may also be used as domains in TILsRx.

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Cycles

The nature of BriaPro’s business is not seasonal or cyclical.

Economic Dependence

BriaPro does not have a contract upon which its business is substantially dependent.

Changes to Contracts

BriaPro does not anticipate any aspect of its business in the current financial year that would be affected by renegotiation or termination of contracts or sub-contracts.

Environmental Protection

BriaPro does not anticipate any financial or operational effects of environmental protection requirements on the capital expenditures, profit or loss and competitive position in the current financial year or in future years.

Management and Employees

BriaPro currently has one full time employee and will expand this number as operations progress.

Foreign Operations

BriaPro does not have any foreign operations. Several of BriaPro’s contractors are located in other countries and this could present a risk to ongoing operations.

Lending

BriaPro does not have any lending operations.

Market Opportunity

BriaPro is dedicated to the development of novel immunotherapies to fight cancer and improve the lives of patients whose medical needs are currently unmet. The global cancer immunotherapy market is estimated at $115 billion in 2022.1 However, current immunotherapies only work in some cancers, and even then, not in all patients. Recent entries into the cancer immunotherapy field are bi-specific T cell engagers (BiTEs). To date, there are two approved BiTEs, with many others in development: BLINCYTO® for leukemia and KIMMTRAK® for melanoma. These existing options are limited by the cancer cell targets available. By using AI and other computational methods, BriaPro can rapidly develop novel binding agents that can target more and different types of cancer. Currently, one of BriaPro’s lead drug discovery candidates, Protein Kinase C Delta (PKCδ) Inhibitors, is being developed with AI with the intention of boosting the ability of the body’s own cancer-fighting cells to destroy various types of cancerous tumors. Technology and discovery like this allows BriaPro to also exist and be an early competitor in a market subset of AI-driven drug discovery, a sector that was estimated at USD 1.5 billion in 2023 and is projected to reach USD 20.30 billion by 2030, growing at a CAGR of 29.7% from 2024 to 2030.2

BriaPro expects any products that it develops and commercializes to compete on the basis of, among other things, efficacy, safety, price and the availability of reimbursement from government and other third-party payors. BriaPro’s commercial opportunity is significantly influenced by its ability to obtain regulatory approval for current product candidates or any future product candidate more rapidly than BriaPro’s competitors.

1 “Cancer Immunotherapy Market Size, Share & Trends Analysis Report by Product (Monoclonal Antibodies, Immunomodulators), By Application, By Distribution Channel, By End-use, By Region, And Segment Forecasts, 2023-2030),” https://www.grandviewresearch.com/industry-analysis/cancer-immunotherapy market#:~:text=Report%20Overview,8.7%25%20from%202023%20to%202030.

2 “Artificial Intelligence In Drug Discovery Market (2024 - 2030)” https://www.grandviewresearch.com/industry-analysis/artificial-intelligence-drug-discovery-market.

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Regulatory Environment

Drug products must be approved by the appropriate governing body before they can be sold in that country or area. The FDA approves products for the United States market and Health Canada approves products for the Canadian market. The European Medicines Agency (“EMA”) approves products for the European Union. While the process by which products are approved by the FDA and Health Canada is very similar, each regulatory body has its own unique requirements for a product. In both cases, the development of a product through to approval can be a lengthy process and, in some cases, can take over ten years. While early studies conducted in one jurisdiction will usually be accepted in the other, further and somewhat modified studies may be required to have a product approved in another jurisdiction.

The process required by the FDA before drug products may be marketed in the United States generally involves the following:

●	completion of extensive preclinical laboratory tests and preclinical animal studies, some performed in

●	accordance with the GLP regulations;

●	submission to the FDA of a pre-investigational new drug (“IND”), which must be reviewed by the FDA and become active before human clinical trials may begin and must be updated annually;

●	approval by an independent review board (“IRB”) or ethics committee representing each clinical site before each clinical trial may be initiated;

●	performance of adequate and well-controlled human clinical trials conducted under Good Clinical Practices (“GCP”) to establish the safety and efficacy of the product candidate for each proposed indication;

●	preparation of and submission to the FDA of an NDA or BLA after completion of all pivotal clinical trials;

●	a determination by the FDA within 60 days of its receipt of an NDA or BLA to file the application for review;

●	potential review of the product application by an FDA advisory committee, where appropriate and if applicable;

●	satisfactory completion of an FDA pre-approval inspection of the manufacturing facilities where the proposed product is produced to assess compliance with cGMP.

●	a potential FDA audit of the preclinical research and clinical trial sites that generated the data in support of the NDA or a Biologics License Application (“BLA”); and

●	FDA review and approval of an NDA or BLA prior to any commercial marketing or sale of the product in the United States.

The preclinical research, clinical testing and approval process require substantial time, effort, and financial resources, and BriaPro cannot be certain that any approvals for BriaPro’s product candidates will be granted on a timely basis, if at all. An IND is a request for authorization from the FDA to administer an investigational new drug product to humans in clinical trials. The central focus of an IND submission is on the general investigational plan and the protocol(s) for human clinical trials. The IND also includes results of animal studies assessing the toxicology, pharmacokinetics, pharmacology, and pharmacodynamic characteristics of the product; chemistry, manufacturing, and controls information; and any available human data or literature to support the use of the investigational new drug. An IND must become effective before human clinical trials may begin. An IND will automatically become effective 30 days after receipt by the FDA, unless before that time the FDA raises concerns or questions related to the proposed clinical trials. In such a case, the IND may be placed on clinical hold and the IND sponsor and the FDA must resolve any outstanding concerns or questions before clinical trials can begin. Accordingly, submission of an IND may or may not result in the FDA allowing clinical trials to commence. As drug product programs continue in development, clinical trial protocols, additional preclinical testing results, and manufacturing information is submitted with the IND to facilitate discussions with the FDA and approval of additional clinical trials. See “Risk Factors.”

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Options and Other Rights to Purchase Shares

The BriaPro Board adopted the BriaPro Incentive Plan, and the BriaCell Shareholders subsequently approved same. The purpose of the BriaPro Incentive Plan is to allow BriaPro to issue performance share units (“PSUs”), restricted share units (“RSUs”), and deferred share units (“DSUs” and together with the PSUs and RSUs, “Share Units”) and BriaPro Options (together with the Share Units, “Awards”) to directors, officers, employees and consultants, as additional compensation, and as an opportunity to participate in the success of BriaPro. The granting of such options is intended to align the interests of such persons with that of the shareholders.

Following the closing of the Arrangement and the exchange of BriaCell Options for BriaCell Replacement Options and BriaPro Options under the Plan of Arrangement, BriaCell Replacement Options (and, any new options of BriaCell granted thereafter) will continue to be governed by the BriaCell Omnibus Plan or BriaCell Stock Option Plan, as applicable, based on the original issuance of such BriaCell Options, and BriaPro Options shall be governed by the BriaPro Incentive Plan. The exercise price of the BriaCell Options exchanged will be apportioned between the BriaCell Replacement Options and the BriaPro Options, subject to adjustments as provided for therein.

There are no other immediate plans to grant BriaPro Options under the BriaPro Incentive Plan. As the date hereof, there is no current market for the BriaPro Shares.

Resale Restrictions

There is currently no market through which the BriaPro Shares may be sold and, unless the BriaPro Shares are listed on a stock exchange, BriaCell Shareholders may not be able to resell the BriaPro Shares. There can be no assurances that BriaPro will be obtain such a listing on the TSX, NASDAQ or any other recognized North American stock exchange.

DISCUSSION OF OPERATIONS

The following financial data prepared in accordance with IFRS in US dollars is presented for the three month period ended April 30, 2026.

	Three months ended April 30
	2026	2025
Research and development expenses	$216,684	$177,096
General and administrative expenses	107,697	106,105
Operating Loss	(324,381)	(283,201)
Change in fair value of warrant liability	84,376	(3,418)
Total operating loss and comprehensive loss	$(240,005)	$(286,619)
Basic and diluted weighted average loss per share	$(0.004)	$(0.007)
Basic and diluted weighted average number of shares	56,295,181	43,884,247

Three-month period ended April 30, 2026

Research and development expenses

For the three-month period ended April 30, 2026, research and development expenses were $216,684, compared to $177,096 for the same period in 2025. The increase was primarily driven by an increase in wages and salaries, which increased from $121,250, to $147,812 in 2026.

General and administrative expenses

General and administrative expenses remained relatively consistent at $107,697 for the three months ended April 30, 2026, compared to $106,105 for the three months ended April 30, 2025. The modest increase was primarily driven by increased consulting expenses and share-based compensation, which were largely offset by lower professional fees and regulatory, filing and transfer agent fees.

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Change in fair value of warrant liability

The change in fair value of the warrant liability for the three-month period ended April 30, 2026, was a gain of $84,376, compared to a loss of $3,418 for the three months ended April 30, 2025. The variance was driven by adjustments based on underlying assumptions, such as changes in market conditions and volatility.

The following financial data prepared in accordance with IFRS in US dollars is presented for the nine month period ended April 30, 2026.

	Nine months ended April 30
	2026	2025
Research and development expenses	$649,991	$307,119
General and administrative expenses	172,333	186,117
Operating Loss	(822,324)	(493,236)
Change in fair value of warrant liability	110,088	(26,568)
Total operating loss and comprehensive loss	$(712,236)	$(519,804)
Basic and diluted weighted average loss per share	$(0.014)	$(0.012)
Basic and diluted weighted average number of shares	50,667,340	43,884,247

Nine-month period ended April 30, 2026

Research and development expenses

Research and development expenses increased to $649,991 for the nine months ended April 30, 2026, from $307,119 for the nine months ended April 30, 2025. The increase was primarily driven by higher wages and salaries, which increased to $444,000 in 2026 from $247,250 in 2025, and higher supplies expense, which increased to $114,985 in 2026 from $59,869 in 2025.

General and administrative expenses

General and administrative expenses decreased to $172,333 for the nine months ended April 30, 2026, from $186,117 for the nine months ended April 30, 2025. The decrease was primarily attributable to lower professional fees, which decreased to $48,289 in 2026 from $96,856 in 2025, partially offset by higher consulting expenses, which increased to $92,187 in 2026 from $45,000 in 2025.

Change in fair value of warrant liability

The change in fair value of warrant liability resulted in a gain of $110,088 for the nine months ended April 30, 2026, compared to a loss of $26,568 for the nine months ended April 30, 2025. The variance was driven by adjustments to underlying assumptions such as market conditions and volatility.

SUMMARY OF QUARTERLY RESULTS

	QUARTER ENDED
	April 30,	January 31,	October 31,	July 31,
	2026	2026	2025	2025
Total revenue	$-	$-	$-	-
Net loss for the period	$(240,005)	$(227,493)	$(244,738)	(220,412)
Basic loss per share	$(0.004)	$(0.005)	$(0.006)	(0.003)

	QUARTER ENDED
	April 30,	January 31,	October 31,	July 31,
	2025	2025	2024	2024
Total revenue	$-	$-	$-	-
Net loss for the period	$(286,619)	$(151,062)	$(82,123)	(103,770)
Basic loss per share	$(0.007)	$(0.003)	$(0.002)	(0.002)

Net loss per quarter is primarily a function of the research and operational activity during the quarter in addition to the adjustment to the warrant liability. There is no seasonal trend.

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LIQUIDITY AND CAPITAL RESOURCES

Liquidity is a measure of a company’s ability to meet potential cash requirements.

The Company is an early-stage biotech company focused on research and development of its products, and currently does not generate any revenues from its operations.

The Company’s current financial resources are not sufficient to meet its short-term liquidity requirements and to fund its operations for at least the coming 12 months, and will require additional proceeds to be raised through an offering of securities.

As of April 30, 2026, the Company has a negative working capital of $1,937,495 (July 31, 2025 – $1,148,492) and an accumulated deficit of $1,892,661, (July 31, 2025 - $1,180,425).

During the nine month period ended April 30, 2026, the Company’s overall position of cash and cash equivalents increased by $299,949:

During the nine-month period ended April 30, 2026, net cash used in operating activities was $51. Net cash provided by financing activities was $300,000, consisting of an advance from the Company’s holding company, BriaCell, to fund the Company’s operations.

Capital Management

The Company manages its capital to maintain its ability to continue as a going concern and to provide returns to shareholders and benefits to other stakeholders. The capital structure of the Company consists of cash and equity comprised of issued capital.

The Company manages its capital structure and makes adjustments to it in light of economic conditions. The Company, upon approval from its Board of Directors, will balance its overall capital structure through new share issuances or by undertaking other activities as deemed appropriate under the specific circumstances.

The Company is not subject to externally imposed capital requirements and the Company’s overall strategy with respect to capital risk management remains unchanged.

Off Balance Sheet Arrangements and commitment

There are no off-balance sheet arrangements to which the Company is committed.

Transactions With Related Parties

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making operating and financial decisions. This would include the Company’s senior management, who are considered to be key management personnel by the Company. Parties are also related if they are subject to common control or significant influence. Related parties may be individuals or corporate entities. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties.

As of April 30, 2026, the total balance owing to BriaCell group companies was $2,093,345. During the nine-month period ended April 30, 2026, the amount owing to BriaCell increased by $972,292, consisting of $165,000 of fixed monthly service fees pursuant to the Transition Agreement, $507,292 of direct expenses incurred by BriaCell on behalf of the Company, and a $300,000 cash advance from BriaCell to the Company.

As noted above, On February 18, 2026, the Company entered into a Purchase Agreement with BriaCell, pursuant to which the Company agreed to acquire BriaCell’s exclusive license to develop and commercialize Soluble CD80 (“sCD80”) as a biologic agent for the treatment of cancer and certain related assets.

On March 5, 2026, the disinterested shareholders of the Company approved the Transaction and the Transaction closed on March 31, 2026.

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Financial Instruments and Financial Risk Exposures

The Company’s financial instruments consist of cash, accounts payable and accrued liabilities, and the warrant liability. Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments. The fair value of these financial instruments approximates their carrying values, unless otherwise noted.

Management understands that the Company is exposed to financial risk arising from fluctuations in foreign exchange rates and the degree of volatility of these rates as a portion of the Company’s transactions occur in Canadian Dollars, and the Company’s functional and presentation currency is the US dollar. The Company does not use derivative instruments to reduce its exposure to foreign currency risk.

The Company is exposed in varying degrees to a variety of financial instrument related risks. The Board of Directors approves and monitors the risk management process. The overall objectives of the Board are to set policies that seek to reduce risk as far as possible without unduly affecting the Company’s competitiveness and flexibility.

The type of risk exposure and the way in which such exposure is managed is as follows:

a.	Credit Risk

The Company has no significant concentration of credit risk arising from operations. Management believes that the credit risk concentration with respect to financial instruments is remote.

b.	Liquidity Risk

The Company’s approach to managing liquidity risk is to ensure that it will have sufficient liquidity to meet liabilities as they come due. Until the Company raises additional financing, it is entirely dependent on BriaCell to finance the Company’s operations. As of April 30, 2026 , the Company has a negative working capital balance of $1,937,495 (July 31, 2025 – negative working capital of $1,148,492). The table below presents the maturity profile of the Company’s financial liabilities based on contractual undiscounted payments:

	Carrying amount	Contractual cash flows	Within 1 year	1-2 years	2-5 years	5+ years
Trade payables	$111,416	$111,416	$111,416	$-	$-	$-
Accrued expenses and other payables	34,875	34,875	34,875	-	-	-
Amounts owing to holding company	2,093,345	2,093,345	2,093,345	-	-	-

c.	Market Risk

i.	Interest Rate Risk

Interest Rate risk is the risk that the fair value of a financial instrument will fluctuate because of changes in market interest rates. Loans payable include both fixed and variable interest rates; however, the Company does not believe it is exposed to material interest rate risk.

ii.	Price Risk

As the Company has no revenues, price risk is remote.

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iii.	Exchange Risk

The Company is exposed to foreign exchange risk as a portion of the Company’s transactions occur in Canadian Dollars and, therefore, the Company is exposed to foreign currency risk at the end of the reporting period through its Canadian denominated accounts payable and cash. As of April 30, 2026, a 5% depreciation or appreciation of the Canadian dollar against the US dollar would not have a material effect on the in total loss and comprehensive loss.

d.	Fair Values

The carrying values of accounts payable and accrued liabilities approximate their fair values due to their short terms to maturity.

Cash, is valued using quoted market prices in active markets. The warrant liability is measured using the Black-Scholes Option Pricing Model.

11. Critical Estimates and Judgements

The preparation of the unaudited condensed interim consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and reported amounts of expenses during the reporting period. Actual outcomes could differ from these estimates. The condensed interim consolidated financial statements include estimates which, by their nature, are uncertain. The impacts of such estimates are pervasive throughout the financial statements and may require accounting adjustments based on future occurrences. Revisions to accounting estimates are recognized in the period in which the estimate is revised and also in future periods when the revision affects both current and future periods.

New Accounting Policies Adopted

No new accounting policies were adopted during the nine months period ended April 30, 2026.

Additional Disclosure for Companies Without Significant Revenue

An analysis of material components of the Company’s general and administrative expenses is disclosed in the condensed interim consolidated financial statements for the nine month period ended April 30, 2026, to which this MD&A relates.

Disclosure of Outstanding Share Data

Authorized share capital consists of unlimited number of common shares without par value.

As of July 31, 2025, the Company had 47,945,178 common shares issued and outstanding. As of April 30, 2026 and June 26, 2026, the Company had 71,917,767 common shares issued and outstanding.

As of July 31, 2025, the Company had 2,131,400 stock options outstanding. As of April 30, 2026 and June 26, 2026, the Company had 1,269,400 stock options outstanding.

The Company had no share purchase warrants outstanding as of July 31, 2025, April 30, 2026 or June 26, 2026.

Certain BriaCell warrants entitle the holders thereof to receive, upon exercise, one BriaCell common share and one BriaPro common share for the original exercise price. The number of such BriaCell warrants outstanding was 8,111,714 as of July 31, 2025, 4,197,831 as of April 30, 2026 and 4,173,143 as of June 26, 2026.

As of July 31, 2025, the Company had 19,200 RSUs outstanding. As of April 30, 2026 and June 26, 2026, the Company had 7,208,200 RSUs outstanding.

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Risk Factors

The Company business, and investing in the Company’s securities, are subject to numerous risks. If any of these risks actually occur, the Company’s business, financial condition or results of operations would likely be materially adversely affected. In each case, the trading price of the Company’s securities would likely decline, and investors may lose all or part of their investment. The following is a summary of some of the principal risks the Company faces:

Risks Associated with the Business

Nature of the Securities and No Assurance of any Listing

BriaPro Shares are not currently, and will not as a result of the Arrangement, be listed on any stock exchange and there is no assurance that the BriaPro Shares will ever be listed on any stock exchange. Even if a listing is obtained in the future, the holding of BriaPro Shares will involve a high degree of risk and should be undertaken only by investors whose financial resources are sufficient to enable them to assume such risks and who have no need for immediate liquidity in their investment. BriaPro Shares should not be held by persons who cannot afford the possibility of the loss of their entire investment. Furthermore, an investment in securities of BriaPro should not constitute a major portion of an investor’s portfolio.

Future Sales or Issuances of Securities

BriaPro may issue additional securities to finance future activities. BriaPro cannot predict the size of future issuances of securities or the effect, if any, that future issuances and sales of securities will have on the market price of the BriaPro Shares. Sales or issuances of substantial numbers of BriaPro Shares, or the perception that such sales could occur, may adversely affect prevailing market prices of the BriaPro Shares. With any additional sale or issuance of BriaPro Shares, investors will suffer dilution to their voting power and BriaPro may experience dilution in its earnings per share.

Limited Operating History

BriaPro was incorporated on May 15, 2023 and has a limited operating history and no operating revenues.

Lack of Supporting Clinical Data

The clinical effectiveness and safety of any of BriaPro’s developmental products is not yet supported by extensive clinical data and the medical community has not yet developed a large body of peer reviewed literature that supports the safety and efficacy of BriaPro’s products. If future studies call into question the safety or efficacy of BriaPro’s products, BriaPro’s business, financial condition, and results of operations could be adversely affected.

Unproven Market for Product Candidates

BriaPro believes that the anticipated market for its potential products and technologies if successfully developed will continue to exist and expand. These assumptions may prove to be incorrect for a variety of reasons, including competition from other products and the degree of commercial viability of the potential product.

Growth of Business

Anticipated growth in all areas of BriaPro’s business is expected to continue to place a significant strain on its managerial, operational and technical resources. BriaPro expects operating expenses and staffing levels to increase in the future. To manage such growth, BriaPro must expand its operational and technical capabilities and manage its employee base while effectively administering multiple relationships with various third parties. There can be no assurance that BriaPro will be able to manage its expanding operations effectively. Any failure to implement cohesive management and operating systems, to add resources on a cost-effective basis or to properly manage BriaPro’s expansion could have a material adverse effect on its business and results of operations.

Reliance on Third Parties

BriaPro does not expect to have any in-house manufacturing, pharmaceutical development or marketing capability. To be successful, a product must be manufactured and packaged in commercial quantities in compliance with regulatory requirements and in reasonable time frames and at accepted costs. BriaPro intends to contract with third parties to develop its products. No assurance can be given that BriaPro or its suppliers will be able to meet the supply requirements in respect of the product development or commercial sales. Production of therapeutic products may require raw materials for which the sources and amount of supply are limited, or may be hindered by quality or scheduling issues in respect of the third party suppliers over which BriaPro has limited control. An inability to obtain adequate supplies of raw materials could significantly delay the development, regulatory approval and marketing of a product. BriaPro has limited in-house personnel to internally manage all aspects of product development, including the management of multi-center clinical trials. BriaPro is significantly reliant on third-party consultants and contractors to provide the requisite advice and management. There can be no assurance that the clinical trials and product development will not encounter delays which could adversely affect prospects for BriaPro’s success. To be successful, an approved product must also be successfully marketed. The market for BriaPro’s product being developed by BriaPro may be large and will require substantial sales and marketing capability. At the present time, BriaPro does not have any internal capability to market pharmaceutical products. BriaPro intends to enter into one or more strategic partnerships or collaborative arrangements with pharmaceutical companies or other companies with marketing and distribution expertise to address this need. If necessary, BriaPro will establish arrangements with various partners for geographical areas. There can be no assurance that BriaPro can market, or can enter into a satisfactory arrangement with a third party to market a product in a manner that would assure its acceptance in the marketplace.

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However, if a satisfactory arrangement with a third party to market and/or distribute a product is obtained; BriaPro will be dependent on the corporate collaborator(s) who may not devote sufficient time, resources and attention to BriaPro’s programs, which may hinder efforts to market the products. Should BriaPro not establish marketing and distribution strategic partnerships and collaborative arrangements on acceptable terms, and undertake some or all of those functions, BriaPro will require significant additional human and financial resources and expertise to undertake these activities, the availability of which is not guaranteed. BriaPro will rely on third parties for the timely supply of raw materials, equipment, contract manufacturing, and formulation or packaging services. Although BriaPro intends to manage these third-party relationships to ensure continuity and quality, some events beyond BriaPro’s control could result in complete or partial failure of these goods and services. Any such failure could have a material adverse effect on the financial conditions and results of operations of BriaPro. Due to the complexity of the process of developing pharmaceutical products, BriaPro’s business may depend on arrangements with pharmaceutical and biotechnology companies, corporate and academic collaborators, licensors, licensees and others for the research, development, clinical testing, technology rights, manufacturing, marketing and commercialization of its products. Such agreements could obligate BriaPro to diligently bring potential products to market, make milestone payments and royalties that, in some instances, could be substantial, and incur the costs of filing and prosecuting patent applications. There can be no assurance that BriaPro will be able to establish or maintain collaborations that are important to its business on favorable terms, or at all. A number of risks arise from BriaPro’s potential dependence on collaborative agreements with third parties. Product development and commercialization efforts could be adversely affected if any collaborative partner terminates or suspends its agreement with BriaPro, causes delays, fails to on a timely basis develop or manufacture in adequate quantities a substance needed in order to conduct clinical trials, fails to adequately perform clinical trials, determines not to develop, manufacture or commercialize a product to which it has rights, or otherwise fails to meet its contractual obligations. BriaPro’s collaborative partners could pursue other technologies or develop alternative products that could compete with the products BriaPro is developing.

BriaPro is expected to sign Non-Disclosure Agreements (“NDA”) with third parties with which it engages in research and development activities. There is no guarantee that, despite the terms of the NDA which bind third parties, BriaPro will ultimately be able to prevent such third parties from breaching their obligations under the NDA. Use of BriaPro’s confidential information in an unauthorized manner is likely to negatively affect BriaPro.

Pre-Clinical Studies and Initial Clinical Trials Not Necessarily Predictive of Future Results

Pre-clinical tests and Phase I/II clinical trials are primarily designed to test safety, to study pharmacokinetics and pharmacodynamics and to understand the side effects of product candidates at various doses and schedules. Success in pre-clinical and early clinical trials does not ensure that later large-scale efficacy trials will be successful, nor does it predict final results. Favorable results in early trials may not be repeated in later trials. A number of companies in the life sciences industry have suffered significant setbacks in advanced clinical trials, even after positive results in earlier trials. Clinical results are frequently susceptible to varying interpretations that may delay, limit or prevent regulatory approvals. Negative or inconclusive results or adverse medical events during a clinical trial could cause a clinical trial to be delayed, repeated or terminated. Any pre-clinical data and the clinical results obtained for BriaPro’s technology may not predict results from studies in larger numbers of subjects drawn from more diverse populations or in the commercial setting, and also may not predict the ability of BriaPro’s products to achieve their intended goals, or to do so safely.

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Results of Early Clinical Trials May Not be Predictive of Future Trial Results

BriaPro has limited experience in conducting and managing the clinical trials necessary to obtain regulatory approvals, including the United States Food and Drug Administration (“FDA”) approval. Clinical trials are expensive and complex, can take many years and have uncertain outcomes. BriaPro cannot predict whether it or its licensees will encounter problems with any of the completed, ongoing or planned clinical trials that will cause it or its licensees or regulatory authorities to delay or suspend clinical trials, or delay the analysis of data from completed or ongoing clinical trials. BriaPro estimates that clinical trials of their most advanced therapeutic candidates will continue for several years, but they may take significantly longer to complete. Failure can occur at any stage of the testing and BriaPro may experience numerous unforeseen events during, or as a result of, the clinical trial process that could delay or prevent commercialization of their current or future therapeutic candidates, including but not limited to: delays in securing clinical investigators or trial sites for the clinical trials; delays in obtaining institutional review board and other regulatory approvals to commence a clinical trial; slower than anticipated patient recruitment and enrollment; negative or inconclusive results from clinical trials; unforeseen safety issues; uncertain dosing issues; an inability to monitor patients adequately during or after treatment; and problems with investigator or patient compliance with the trial protocols. A number of companies in the pharmaceutical and biotechnology industries, including those with greater resources and experience than BriaPro, have suffered significant setbacks in advanced clinical trials, even after seeing promising results in earlier clinical trials. Despite the results reported in earlier clinical trials for BriaPro’s therapeutic candidates, BriaPro does not know whether any phase 3 or other clinical trials that BriaPro or its licensees may conduct will demonstrate adequate efficacy and safety to result in regulatory approval to market BriaPro’s therapeutic candidates. If later-stage clinical trials of any therapeutic candidate do not produce favorable results, BriaPro’s ability to obtain regulatory approval for the therapeutic candidate may be adversely impacted, which will have a material adverse effect on BriaPro’s business, financial condition and results of operations.

Inability to Obtain Raw Materials

Raw materials and supplies are generally available in quantities to meet the needs of BriaPro’s business. BriaPro will be dependent on third-party manufacturers for the pharmaceutical products that it markets. An inability to obtain raw materials or product supply could have a material adverse impact on BriaPro’s business, financial condition and results of operations.

Must Obtain Additional Capital to Continue Operations

BriaPro anticipates that additional capital will be required to complete its current research and development programs. It is anticipated that future research, additional pre-clinical and toxicology studies and manufacturing initiatives, including to prepare for market approval and successful product market launch, will require additional funds. Further financing may dilute the current holdings of shareholders and may thereby result in a loss for the shareholders. There can be no assurance that BriaPro will be able to obtain adequate financing, or financing on terms that are reasonable or acceptable for these or other purposes, or to fulfill BriaPro’s obligations under various license agreements. Failure to obtain such additional financing could result in delay or indefinite postponement of further research and development of BriaPro’s technologies with the possible loss of license rights to these technologies.

Highly Dependent on Key Personnel.

Although BriaPro is expected to have experienced senior management and personnel, BriaPro will be substantially dependent upon the services of a few key personnel, particularly Dr. William V. Williams and other professionals for the successful operation of its business. The loss of the services of any of these personnel could have a material adverse effect on the business of BriaPro. BriaPro may not be able to attract and retain personnel on acceptable terms given the intense competition for such personnel among high technology enterprises, including biotechnology and healthcare companies, universities and non-profit research institutions. If BriaPro loses any of these persons, or is unable to attract and retain qualified personnel, BriaPro’s business, financial condition and results of operations may be materially and adversely affected. BriaPro’s directors and officers and other BriaCell personnel support made available pursuant to the Transition Services Agreement may be subject to competing commitments to BriaCell and its research and development programs.

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Conflicts of Interest

Certain directors and officers of BriaPro are, and may continue to be, involved in the health and biotechnology industries through their direct and indirect participation in corporations, partnerships or joint ventures which are potential competitors of BriaPro, including BriaCell. Situations may arise in connection with potential acquisitions in investments where the other interests of these directors and officers may conflict with the interests of BriaPro. Directors and officers of BriaPro with conflicts of interest will be subject to the procedures set out in applicable corporate and Securities Legislation, regulation, rules and policies.

No History of Earnings

BriaPro has no history of earnings or of a return on investment, and there is no assurance that BriaPro Assets or any other asset or business that BriaPro may acquire or undertake will generate earnings, operate profitably or provide a return on investment in the future. BriaPro has no plans to pay dividends for some time in the future, if ever. The future dividend policy of BriaPro will be determined by the BriaPro Board.

Risks Related to Regulatory Changes

Existing and proposed changes in the laws and regulations affecting public companies may cause BriaPro to incur increased costs as BriaPro evaluates the implications of new rules and responds to new requirements. Failure to comply with new rules and regulations could result in enforcement actions or the assessment of other penalties. New laws and regulations could make it more difficult to obtain certain types of insurance, including director’s and officer’s liability insurance, and BriaPro may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage, to the extent that such coverage remains available.

The impact of these events could also make it more difficult for BriaPro to attract and retain qualified persons to serve on the Board, or as executive officers. BriaPro may be required to hire additional personnel and utilize additional outside legal, accounting and advisory services, all of which could cause the BriaPro’s general and administrative costs to increase beyond what BriaPro currently has planned. Although BriaPro will evaluate and monitor developments with respect to new rules and laws, BriaPro cannot predict or estimate the amount of the additional costs BriaPro may incur or the timing of such costs with respect to such evaluations and/or compliance and cannot provide assurances that such additional costs will render BriaPro compliant with such new rules and laws.

Dilution

Issuances of additional securities including, but not limited to, BriaPro shares, BriaPro options or BriaPro warrants, will result in a substantial dilution of the equity interests of any persons who may become BriaPro Shareholders as a result of or subsequent to the Arrangement.

No Independent Operating History

The BriaPro Assets have no operating history independent from BriaCell, and estimates of future cash flows have been based upon the combined operations of BriaPro and BriaCell. There can be no assurance that the estimates of future cash flows will prove to be accurate once BriaPro begins operating independently.

Early Stage Development Company

Market perception of early stage companies may change, potentially affecting the value of investors’ holdings and the ability of BriaPro to raise further funds through the issue of further BriaPro Shares or otherwise. BriaPro is developing novel technologies that may not be efficacious or safe. BriaPro expects to spend a significant amount of capital to fund research and development. As a result, BriaPro expects that its operating expenses will increase significantly and, consequently, it will need to generate significant revenues to become profitable. Even if BriaPro does become profitable, it may not be able to sustain or increase profitability on a quarterly or annual basis. BriaPro cannot predict when, if ever, it will be profitable. There can be no assurances that the intellectual property of BriaPro, or other technologies it may acquire, will meet applicable regulatory standards, obtain required regulatory approvals, be capable of being produced in commercial quantities at reasonable costs, or be successfully marketed. BriaPro will be undertaking additional laboratory studies or trials with respect to the intellectual property of BriaPro, and there can be no assurance that the results from such studies or trials will result in a commercially viable product or will not identify unwanted side effects.

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Dividend Policy

No dividends on BriaPro Shares have been paid by BriaPro to date. BriaPro anticipates that it will retain all earnings and other cash resources for the foreseeable future for the operation and development of its business. Payment of any future dividends will be at the discretion of the BriaPro Board after taking into account many factors, including BriaPro’s operating results, financial condition and current and anticipated cash needs.

Government Regulations, Permits and Licenses

BriaPro’s operations may be subject to governmental laws or regulations promulgated by various legislatures or governmental agencies from time to time. A breach of such legislation may result in the imposition of fines and penalties. The cost of compliance with changes in governmental regulations has the potential to reduce the profitability of operations. BriaPro intends to fully comply with all governmental laws and regulations. While there are currently no indications that BriaPro will require approval by a governmental or regulatory authority in Canada or the U.S., such approvals may ultimately be required. If any permits are required for BriaPro’s operations and activities in the future, there can be no assurance that such permits will be obtainable on reasonable terms or on a timely basis, or that applicable laws and regulations will not have an adverse effect on BriaPro’s business.

The current and future operations of BriaPro are and will be governed by laws and regulations governing the healthcare industry, labour standards, occupational health and safety, land use, environmental protection, and other matters. Amendments to current laws, regulations and permits governing operations, or more stringent implementation thereof, could have a material adverse impact on BriaPro and cause increases in capital expenditure or costs, or reduction in levels of its medical services.

Privacy and Data Regulation

BriaPro may be subject to federal, state and provincial data protection laws and regulations in the jurisdictions in which it operates, such as laws and regulations that address privacy and data security. BriaPro may obtain health information from third parties, which are subject to privacy and security requirements under applicable laws. Depending on the facts and circumstances, BriaPro could be subject to significant civil, criminal, and administrative penalties if it obtains, uses, or discloses individually identifiable health information maintained by entities covered by applicable health and data protection laws in a manner that is not authorized or permitted by such laws.

Compliance with privacy and data protection laws and regulations could require BriaPro to contractually restrict its ability to collect, use and disclose data, or in some cases, impact its ability to operate in certain jurisdictions. Failure to comply with these laws and regulations could result in civil, criminal and administrative penalties, private litigation, or adverse publicity and could negatively affect BriaPro’s operating results and business. Moreover, clinical trial subjects, employees and other individuals may limit our ability to collect, use and disclose information collected. Claims that BriaPro has violated privacy rights, failed to comply with data protection laws, or otherwise breached obligations, could be expensive and time-consuming to defend and could result in adverse publicity that could harm BriaPro’s business.

Data Security

BriaPro and its customers could suffer harm if personal and health information were accessed by third parties due to a system security failure. The collection of data requires BriaPro to receive and store a large amount of personally identifiable data. Recently, data security breaches suffered by well-known companies and institutions have attracted a substantial amount of media attention, prompting legislative proposals addressing data privacy and security. BriaPro may become exposed to potential liabilities with respect to the data that it collects, manages and processes, and may incur legal costs if information security policies and procedures are not effective or if BriaPro is required to defend its methods of collection, processing and storage of personal data. Future investigations, lawsuits or adverse publicity relating to its methods of handling such information could have a material adverse effect on BriaPro’s business, financial condition and results of operations due to the costs and negative market reaction relating to such developments.

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Product Liability

As BriaPro’s drug candidates enter clinical trials, BriaPro will face an inherent risk of product liability suits and will face an even greater risk if BriaPro obtains approval to commercialize any drugs. For example, BriaPro may be sued if its drug candidates cause or are perceived to cause injury or are found to be otherwise unsuitable during clinical testing, manufacturing, marketing or sale. Any such product liability claims may include allegations of defects in manufacturing, defects in design, a failure to warn of dangers inherent in the drug, negligence, strict liability or a breach of warranties. Claims could also be asserted under state consumer protection acts. If BriaPro cannot successfully defend itself against product liability claims, BriaPro may incur substantial liabilities or be required to limit commercialization of BriaPro’s drug candidates. Even successful defense would require significant financial and management resources. Regardless of the merits or eventual outcome, liability claims may result in: decreased demand for BriaPro’s drugs; injury to BriaPro’s reputation; withdrawal of clinical trial participants and inability to continue clinical trials; initiation of investigations by regulators; costs to defend the related litigation; diversion of management’s time and BriaPro’s resources; substantial monetary awards to trial participants or patients; product recalls, withdrawals or labeling, marketing or promotional restrictions; loss of revenue; exhaustion of any available insurance and BriaPro’s capital resources; the inability to commercialize any drug candidate; and a decline in the price of BriaPro Shares.

BriaPro shall seek to obtain the appropriate insurance once its candidates are ready for clinical trial. However, BriaPro’s inability to obtain sufficient product liability insurance at an acceptable cost to protect against potential product liability claims could prevent or inhibit the commercialization of drugs BriaPro develops, alone or with collaborators. BriaPro does not currently have in place product liability insurance and although BriaPro plans to have in place such insurance as when the products are ready for commercialization, as well as insurance covering clinical trials, the amount of such insurance coverage may not be adequate, BriaPro may be unable to maintain such insurance, or may not be able to obtain additional or replacement insurance at a reasonable cost, if at all. BriaPro’s insurance policies may also have various exclusions, and may be subject to a product liability claim for which BriaPro has no coverage. BriaPro may have to pay any amounts awarded by a court or negotiated in a settlement that exceeds BriaPro’s coverage limitations or that are not covered by BriaPro’s insurance, and may not have, or be able to obtain, sufficient capital to pay such amounts. Even if BriaPro’s agreements with any future corporate collaborators entitle BriaPro to indemnification against losses, such indemnification may not be available or adequate should any claim arise.

Additionally, BriaPro may be sued if the products that BriaPro commercialize, market or sell cause or are perceived to cause injury or are found to be otherwise unsuitable, and may result in: decreased demand for those products; damage to BriaPro’s reputation; costs incurred related to product recalls; limiting BriaPro’s opportunities to enter into future commercial partnerships; and a decline in the price of BriaPro’s common shares.

Third Party License Risk

BriaPro’s intellectual property is currently under third-party licenses and may require additional third-party licenses to effectively develop and manufacture its key products or future technologies. BriaPro is currently unable to predict the availability or cost of such licenses. A substantial number of patents have already been issued to other biotechnology and pharmaceutical companies. To the extent that valid third-party patent rights cover BriaPro’s products or services, BriaPro or its strategic collaborators would be required to seek licenses from the holders of these patents in order to manufacture, use or sell these products and services, and payments under them would reduce BriaPro’s profits from these products and services. BriaPro is currently unable to predict the extent to which it may wish or be required to acquire rights under such patents, the availability and cost of acquiring such rights, and whether a license to such patents will be available on acceptable terms or at all. There may be patents in the U.S. or in foreign countries or patents issued in the future that are unavailable to license on acceptable terms. BriaPro’s inability to obtain such licenses may hinder or eliminate an ability to manufacture and market products.

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Failure to Comply with Intellectual Property or License Agreements

BriaPro is or may become a party to third-party agreements under which BriaPro grants or is granted rights to intellectual property that are potentially important to BriaPro’s business and BriaPro expect that BriaPro may need to enter into additional license or collaboration agreements in the future. BriaPro’s existing third party agreements impose, and BriaPro expect that future license agreements will impose, various obligations related to, among other things, therapeutic development and payment of royalties and fees based on achieving certain milestones. In addition, under several of BriaPro’s collaboration agreements, BriaPro are prohibited from developing and commercializing therapies that would compete with the therapies licensed under such agreements.

If BriaPro fails to comply with BriaPro’s obligations under these agreements, BriaPro’s licensor or collaboration partner may have the right to terminate the agreement, including any licenses included in such agreement. The termination of any license or collaboration agreements or failure to adequately protect such license agreements or collaboration could prevent BriaPro from commercializing BriaPro’s therapeutic candidates or any future therapeutic candidates covered by the agreement or licensed intellectual property. For example, BriaPro may rely on license agreements which grant failure BriaPro rights to certain intellectual property and proprietary materials that BriaPro use in connection with the development of BriaPro’s therapies. If this agreement were to terminate, BriaPro would be unable to timely license similar intellectual property and proprietary materials from an alternate source, on commercially reasonable terms or at all, and may be required to conduct additional bridging studies on BriaPro’s therapeutic candidates or any future therapeutic candidates, which could delay or otherwise have a material adverse effect on the development and commercialization of BriaPro’s therapeutic candidates or any future therapeutic candidates.

Reliance on the Transition Services Agreement

BriaPro entered into a Transition Services Agreement with BriaCell, whereby certain BriaCell employees will assist with the day to day operation of BriaPro. In the short term, BriaPro will continue to rely on BriaCell to assist with operations. If such agreement is found to be invalid or unenforceable or is terminated by the counterparty, this could have a material adverse effect on the business, prospects, financial condition and operating results of BriaPro.

Significant Majority Shareholder

BriaCell owns a substantial number of the outstanding BriaPro Shares (on a non-diluted and partially-diluted basis). As such, BriaCell is able to exercise influence over matters requiring shareholder approval, including the election of directors and the determination of corporate actions. As well, BriaCell could delay or prevent a change in control of the BriaPro that could otherwise be beneficial to the BriaPro Shareholders.

Inflation

Inflation has the potential to adversely affect BriaPro’s business, results of operations, financial position and liquidity by increasing BriaPro’s overall cost structure, particularly if BriaPro is unable to achieve commensurate increases in the prices it charges customers. The existence of inflation in the economy has the potential to result in higher interest rates and capital costs, supply shortages, increased costs of labor and other similar effects. As a result of inflation, BriaPro may experience increases in the costs of labor, materials, and other inputs, such as engineering consultants. Although BriaPro may take measures to mitigate the impact of this inflation, if these measures are not effective BriaPro’s business, results of operations, financial position and liquidity could be materially adversely affected. Even if such measures are effective, there could be a difference between the timing of when these beneficial actions impact BriaPro’s results of operations and when the cost of inflation is incurred.

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Failure to Remediate Material Weaknesses in Internal Accounting Controls

Management may identify material weaknesses in BriaPro’s internal control over financial reporting related to lack of segregation of duties within account processes, and systems, inadequate documentation to evidence the operation of controls, inconsistent procedures and approvals, lack of periodic user access reviews, lack of assessment of controls of financially significant vendors and insufficient written policies and procedures for accounting, IT and financial reporting and record keeping. Disclosure controls and procedures will need to be implemented going forward. Management is implementing processes to document and retain evidence to support reviews and reconciliations. Such changes may not, however, be effective in establishing the adequacy of BriaPro’s internal control over financial reporting. If the material weaknesses are not adequately remedied, or if BriaPro identifies further material weaknesses in its internal controls, BriaPro’s failure to establish and maintain effective disclosure controls and procedures and internal control over financial reporting could result in material misstatements in its condensed interim consolidated financial statements and a failure to meet reporting and financial obligations, each of which could have a material adverse effect on BriaPro’s financial condition. In addition, investors’ perceptions that BriaPro’s internal control over financial reporting is inadequate or that BriaPro is unable to produce accurate condensed interim consolidated financial statements may materially adversely affect the price of BriaPro’s securities.

Government Price Controls and Other Restrictions on Pricing, Reimbursement and Access to Drugs

To the extent BriaPro’s products are developed, commercialized, and successfully introduced to market, they may not be considered cost-effective and third-party or government reimbursement might not be available or sufficient. Globally, governmental and other third-party payors are becoming increasingly aggressive in attempting to contain health care costs by strictly controlling, directly or indirectly, pricing and reimbursement and, in some cases, limiting or denying coverage altogether on the basis of a variety of justifications, and BriaPro expects pressures on pricing and reimbursement from both governments and private payors inside and outside the U.S. to continue. In the U.S., BriaPro may in the future be subject to substantial pricing, reimbursement, and access pressures from state Medicaid programs, private insurance programs and pharmacy benefit managers, and implementation of U.S. health care reform legislation is increasing these pricing pressures. The Affordable Care Act instituted comprehensive health care reform, and includes provisions that, among other things, reduce and/or limit Medicare reimbursement, require all individuals to have health insurance (with limited exceptions), and impose new and/or increased taxes. The future of the Affordable Care Act and its constituent parts are uncertain at this time. In almost all markets, pricing and choice of prescription pharmaceuticals are subject to governmental control. Therefore, the price of BriaPro’s products and their reimbursement in Europe and in other countries is and will be determined by national regulatory authorities. Reimbursement decisions from one or more of the European markets may impact reimbursement decisions in other European markets. A variety of factors are considered in making reimbursement decisions, including whether there is sufficient evidence to show that treatment with the product is more effective than current treatments, that the product represents good value for money for the health service it provides, and that treatment with the product works at least as well as currently available treatments. The continuing efforts of government and insurance companies, health maintenance organizations, and other payors of health care costs to contain or reduce costs of health care may affect BriaPro’s future revenues and profitability or those of BriaPro’s potential customers, suppliers, and collaborative partners, as well as the availability of capital.

U.S. Federal and State Privacy Laws May Increase Costs of Operation and Expose BriaPro to Civil and Criminal Sanctions

Pursuant to the Health Insurance Portability and Accountability Act (“HIPPA”), and the regulations that have been issued under it, and similar laws outside the United States, contains substantial restrictions and requirements with respect to the use and disclosure of individuals’ protected health information. The HIPAA privacy rules prohibit “covered entities,” such as healthcare providers and health plans, from using or disclosing an individual’s protected health information, unless the use or disclosure is authorized by the individual or is specifically required or permitted under the privacy rules. Under the HIPAA security rules, covered entities must establish administrative, physical and technical safeguards to protect the confidentiality, integrity and availability of electronic protected health information maintained or transmitted by them or by others on their behalf. While BriaPro does not believe that it will be a covered entity under HIPAA, BriaPro believes many of its potential future customers will be covered entities subject to HIPAA. Such customers may require BriaPro to enter into business associate agreements, which will obligate BriaPro to safeguard certain health information obtained in the course of BriaPro’s relationship with them, restrict the manner in which BriaPro may use and disclose such information and impose liability on BriaPro for failure to meet contractual obligations.

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In addition, under the Health Information Technology for Economic and Clinical Health Act (“HITECH”), which was signed into law as part of the U.S. stimulus package in February 2009, certain of HIPAA’s privacy and security requirements are now also directly applicable to “business associates” of covered entities and subject them to direct governmental enforcement for failure to comply with these requirements. BriaPro may be deemed as a “business associate” of some of its customers. As a result, BriaPro may be subject as a “business associate” to civil and criminal penalties for failure to comply with applicable privacy and security rule requirements. Moreover, HITECH created a new requirement obligating “business associates” to report any breach of unsecured, individually identifiable health information to their covered entity customers and imposes penalties for failing to do so.

In addition to HIPAA, most U.S. states have enacted patient confidentiality laws that protect against the disclosure of confidential medical information, and many U.S. states have adopted or are considering adopting further legislation in this area, including privacy safeguards, security standards, and data security breach notification requirements. These U.S. state laws, which may be even more stringent than the HIPAA requirements, are not supplanted by the federal requirements, and BriaPro is therefore required to comply with them to the extent they are applicable to its operations. These and other possible changes to HIPAA or other U.S. federal or state laws or regulations, or comparable laws and regulations in countries where BriaPro conducts business, could affect BriaPro’s business and the costs of compliance could be significant. Failure by BriaPro to comply with any of the standards regarding patient privacy, identity theft prevention and detection, and data security may subject BriaPro to penalties, including civil monetary penalties and in some circumstances, criminal penalties. In addition, such failure may damage BriaPro’s reputation and adversely affect BriaPro’s ability to retain customers and attract new customers. The protection of personal data, particularly patient data, is subject to strict laws and regulations in many countries. The collection and use of personal health data in the E.U. is governed by the provisions of Directive 95/46/EC of the European Parliament and of the Council of 24 October 1995 on the protection of individuals with regard to the processing of personal data and on the free movement of such data (the “Data Protection Directive”). The Data Protection Directive imposes a number of requirements, including an obligation to seek the consent of individuals to whom the personal data relates, the information that must be provided to the individuals, notification of data processing obligations to the competent national data protection authorities of individual E.U. member states and the security and confidentiality of the personal data. The Data Protection Directive also imposes strict rules on the transfer of personal data out of the E.U. to the U.S. Failure to comply with the requirements of the Data Protection Directive and the related national data protection laws of the E.U. member states may result in fines and other administrative penalties and harm BriaPro’s business. BriaPro may incur extensive costs in ensuring compliance with these laws and regulations, particularly if it is considered to be a data controller within the meaning of the Data Protection Directive.

Development, Formulation, Manufacturing, Packaging, Labeling, Handling, Distribution, Import, Export, Licensing, Sale and Storage of Pharmaceuticals and Medical Devices

Such laws, regulations and other constraints can exist at the federal, provincial or local levels in Canada and at all levels of government in foreign jurisdictions. There can be no assurance that BriaPro and BriaPro’s partners are in compliance with all of these laws, regulations and other constraints. BriaPro and its partners may be required to incur significant costs to comply with such laws and regulations in the future, and such laws and regulations may have an adverse effect on the business. The failure of BriaPro or its partners to comply with current or future regulatory requirements could lead to the imposition of significant penalties or claims and may have a material adverse effect on the business. In addition, the adoption of new laws, regulations or other constraints or changes in the interpretations of such requirements might result in significant compliance costs or lead BriaPro and its partners to discontinue product development and could have an adverse effect on the business.

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Risks Associated with BriaPro’s Intellectual Property

Intellectual Property Litigation

There is a substantial amount of litigation over patent and other intellectual property rights in the biotechnology industry. Whether or not a product infringes a patent involves complex legal and factual considerations, the determination of which is often uncertain. BriaPro’s management is presently unaware of any other parties’ patents and proprietary rights which BriaPro’s products under development would infringe. Searches typically performed to identify potentially infringed patents of third parties are often not conclusive and, because patent applications can take many years to issue, there may be applications now pending, which may later result in issued patents which BriaPro’s current or future products may infringe or be alleged to infringe. In addition, BriaPro’s competitors or other parties may assert that BriaPro’s product candidates and the methods employed may be covered by patents held by them. If any of BriaPro’s products infringes a valid patent, BriaPro could be prevented from manufacturing or selling such product unless it is able to obtain a license or able to redesign the product in such a manner as to avoid infringement. A license may not always be available or may require BriaPro to pay substantial royalties. BriaPro also may not be successful in any attempt to redesign its product to avoid infringement, nor does a later redesign protect BriaPro from prior infringement. Infringement and other intellectual property claims, with or without merit, can be expensive and time-consuming to litigate and can divert BriaPro’s management’s attention from operating BriaPro business.

Steps Taken to Protect Intellectual Property May be Inadequate

BriaPro’s ability to establish and maintain a competitive position may be achieved in part by prosecuting claims against others who it believes to be infringing its rights. In addition, enforcement of BriaPro’s patents in foreign jurisdictions will depend on the legal procedures in those jurisdictions. In addition to filing patent applications, BriaPro relies on confidentiality, non-compete, non-disclosure and assignment of inventions provisions, as appropriate, in BriaPro’s agreements with employees, consultants, and service providers, to protect and otherwise seek to control access to, and distribution of, BriaPro’s proprietary information. These measures may not be adequate to protect BriaPro’s intellectual property from unauthorized disclosure, third-party infringement or misappropriation, for the following reasons: the agreements may be breached, may not provide the scope of protection BriaPro believes it provides or may be determined to be unenforceable; BriaPro may have inadequate remedies for any breach; proprietary information could be disclosed to BriaPro competitors; or others may independently develop substantially equivalent or superior proprietary information and techniques or otherwise gain access to BriaPro’s trade secrets or disclose such technologies.

Specifically, with respect to non-compete agreements, both state law and precedent varies greatly from state to state and BriaPro may be unable to enforce these agreements, in whole or in part, and it may be difficult for BriaPro to restrict its competitors from gaining the expertise that its former employees gained while working for BriaPro. If BriaPro’s intellectual property is disclosed or misappropriated, it could harm BriaPro’s ability to protect its rights and could have a material adverse effect on its business, financial condition and results of operations.

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Need to Initiate Lawsuits to Protect or Enforce Patents and Other Intellectual Property Rights

BriaPro relied on patents, confidentiality and trade secrets to protect a portion of its intellectual property and competitive position. Patent law relating to the scope of claims in the technology fields in which BriaPro operates is still evolving and, consequently, patent positions in the biotechnology/pharmaceutical industry can be uncertain. In order to protect or enforce BriaPro’s patent rights, BriaPro may initiate patent and related litigation against third parties, such as infringement suits or requests for injunctive relief. BriaPro’s ability to establish and maintain a competitive position may be achieved in part by prosecuting claims against others who it believes to be infringing its rights. In addition, enforcement of BriaPro’s patents in foreign jurisdictions will depend on the legal procedures in those jurisdictions. Any lawsuits that BriaPro initiates could be expensive, take significant time and divert BriaPro’s management’s attention from other business concerns and the outcome of litigation to enforce BriaPro’s intellectual property rights in patents, copyrights, trade secrets or trademarks is highly unpredictable. Litigation also puts BriaPro’s patents at risk of being invalidated or interpreted narrowly and BriaPro’s patent applications at risk of not issuing, or adversely affect its ability to distribute any products that are subject to such litigation. In addition, BriaPro may provoke third parties to assert claims against BriaPro. BriaPro may not prevail in any lawsuits that it initiates, and the damages or other remedies awarded, including attorney fees, if any, may not be commercially valuable. The occurrence of any of these events could have a material adverse effect on BriaPro’s business, financial condition and results of operations.

Damage Resulting from Claims

Many of BriaPro’s employees and contractors were previously employed at universities or other biotechnology or pharmaceutical companies, including BriaPro’s competitors or potential competitors. Although no claims against BriaPro are currently pending, BriaPro may be subject to claims that BriaPro or any employee or contractor have inadvertently or otherwise used or disclosed trade secrets or other proprietary information of his or her former employers. Litigation may be necessary to defend against these claims. If BriaPro fails in defending such claims, in addition to paying monetary damages, BriaPro may lose valuable intellectual property rights or personnel. A loss of key research personnel or their work product could hamper or prevent BriaPro’s ability to commercialize certain therapeutic candidates, which could severely harm BriaPro’s business, financial condition and results of operations. Even if BriaPro is successful in defending against these claims, litigation could result in substantial costs and be a distraction to management.

Regulatory Approval of a New Drug

Once a new drug application is approved, the product covered thereby becomes a “reference listed drug” in the FDA’s publication, “Approved Drug Products with Therapeutic Equivalence Evaluations,” commonly known as the Orange Book. Manufacturers may seek approval of generic versions of reference listed drugs through submission of abbreviated new drug applications in the United States. In support of an abbreviated new drug applications, a generic manufacturer need not conduct clinical trials. Rather, the applicant generally must show that its product has the same active ingredient(s), dosage form, strength, route of administration and conditions of use or labeling as the reference listed drug and that the generic version is bioequivalent to the reference listed drug, meaning it is absorbed in the body at the same rate and to the same extent. Generic products may be significantly less costly to bring to market than the reference listed drug and companies that produce generic products are generally able to offer them at lower prices. Thus, following the introduction of a generic drug, a significant percentage of the sales of any branded product or reference listed drug is typically lost to the generic product. The FDA may not approve abbreviated new drug applications for a generic product until any applicable period of non-patent exclusivity for the reference listed drug has expired. The United States Federal Food, Drug, and Cosmetic Act provides a period of five years of non-patent exclusivity for a new drug containing a new chemical entity (“NCE”). Specifically, in cases where such exclusivity has been granted, abbreviated new drug applications may not be submitted to the FDA until the expiration of five years, unless the submission is accompanied by a Paragraph IV certification that a patent covering the reference listed drug is either invalid or will not be infringed by the generic product, in which case the applicant may submit its application four years following approval of the reference listed drug. While BriaPro believes that its products contain active ingredients that would be treated as NCEs by the FDA and, therefore, if approved, should be afforded five years of data exclusivity, the FDA may disagree with that conclusion and may approve generic products after a period that is less than five years. If the FDA were to award NCE exclusivity to someone other than BriaPro, BriaPro believes that it would still be awarded three year “Other” exclusivity protection from generic competition, which is awarded when an application or supplement contains reports of new clinical investigations (not bioavailability studies) conducted or sponsored by an applicant and essential for approval. Manufacturers may seek to launch these generic products following the expiration of the applicable marketing exclusivity period, even if BriaPro still has patent protection for its product. If BriaPro does not maintain patent protection and data exclusivity for its product candidates, BriaPro’s business may be materially harmed. Competition that BriaPro’s products may face from generic versions of BriaPro’s products could materially and adversely impact BriaPro’s future revenue, profitability and cash flows and substantially limit BriaPro’s ability to obtain a return on the investments BriaPro has made in those product candidates.

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Patent Terms may be Inadequate to protect Competitive Position on Product Candidates for an Adequate Amount of Time

Patents have a limited lifespan. In the United States, if all maintenance fees are timely paid, the natural expiration of a patent is generally 20 years from its earliest United States non-provisional filing date. Various extensions may be available, but the life of a patent, and the protection it affords, is limited. Even if patents covering BriaPro’s product candidates are obtained, once the patent life has expired, BriaPro may be open to competition from competitive products, including generics or biosimilars. Given the amount of time required for the development, testing, and regulatory review of new product candidates, patents protecting such candidates might expire before or shortly after such candidates are commercialized. As a result, BriaPro’s owned and licensed patent portfolio may not provide BriaPro with sufficient rights to exclude others from commercializing products similar or identical to BriaPro’s.

General Risk Factors for BriaPro

BriaPro’s Operations are Subject to Human Error

Despite efforts to attract and retain qualified personnel, as well as the retention of qualified consultants, to manage BriaPro’s interests, and even when those efforts are successful, people are fallible and human error could result in significant uninsured losses to BriaPro. These could include loss or forfeiture of assets for non-payment of fees or taxes, significant tax liabilities in connection with any tax planning effort BriaPro might undertake and legal claims for errors or mistakes by BriaPro personnel.

Difficulty in Enforcing Judgments and Effecting Service of Process on Directors and Officers

Certain directors and officers of BriaPro reside outside of Canada. Some or all of the assets of such persons may be located outside of Canada. Therefore, it may not be possible for investors to collect or to enforce judgments obtained in Canadian courts predicated upon the civil liability provisions of applicable Canadian securities laws against such persons. Moreover, it may not be possible for investors to effect service of process within Canada upon such persons.

Litigation

BriaPro may become party to litigation from time to time in the ordinary course of business, or a claim based in related legal theories of negligence or vicarious liability among others, which could adversely affect BriaPro’s business. Should any litigation in which BriaPro becomes involved be determined against BriaPro, such a decision could adversely affect BriaPro’s ability to continue operating and the market price if ever listed, of BriaPro Shares. Even if BriaPro is involved in litigation and wins, litigation can redirect significant resources. Litigation may also create a negative perception of BriaPro’s business.

Insurance

BriaPro believes the Company’s insurance coverage addresses material risks to which it is exposed and that a company of its size and nature would insure for in the context of underwriting conditions, and is adequate and customary in its current state of operations, however such insurance is subject to coverage limits and exclusions and may not be available for the risks and hazards to which BriaPro is exposed. Moreover, there can be no guarantee that BriaPro will be able to obtain adequate insurance coverage in the future or obtain or maintain liability insurance on acceptable terms or with adequate coverage against all potential liabilities.

Social Media

There has been a recent marked increase in the use of social media platforms and similar channels that provide individuals with access to a broad audience of consumers and other interested persons. The availability and impact of information on social media platforms is virtually immediate and many social media platforms publish user-generated content without filters or independent verification as to the accuracy of the content posted. Information posted about BriaPro may be averse to BriaPro’s interests or may be inaccurate, each of which may harm BriaPro’s business, financial condition and results of operations.

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